UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

July 14, 2017

(Date of Report)

June 29, 2017

(Date of Earliest Reported Event)

ATI MODULAR TECHNOLOGY CORP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-55699	81-3131497
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

919-436-1888
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On June 26, 2017 (date of receipt of signature), the Board of Directors for ATI Modular Technology Corp., a Nevada corporation (the “Company”) approved and recommended a Certificate of Amendment to its Articles of Incorporation changing its name “ATI Holdings, Inc.”. In addition, the Board of Directors approved and recommended that the Company implement a fifty-to-one reverse stock split, whereby fifty individual shares of the Company’s issued and outstanding common stock would be converted and reconstituted into one share of common stock with par value of $0.0001 with any fractional shares being rounded up to the nearest whole share. The Certificate of Amendment was filed with the State of Nevada on July 7, 2017. The filed version shall be disclosed in an amendment to this Form 8-K upon receipt. It is being disclosed herein in light of the disclosures in Section 8, below.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Plan of Merger between Company and ATI Modular Technology Corp.

On June 29, 2017, the Company and its majority and controlling shareholder – AmericaTowne, Inc., a Delaware corporation (“AmericaTowne”) entered into an Agreement and Plan of Merger, which once closed, will result in a combination of their respective businesses into the Company under the name of ATI Holdings, Inc. The Company is in the process of filing its preliminary information statement on Schedule 14C, and its Notice of Company-Related Action with the Financial Industry Regulatory Authority (“FINRA”) regarding the stock-split and merger, as disclosed above. These corporate actions, and more specifically the closing of the Plan of Merger is subject to certain actions reviewed and approved by the Commission and FINRA. The Plan of Merger was amended on July 14, 2017 to disclose the increase in authorized shares of common stock in AmericaTowne to 200,000,000. The Company has issued a press release disclosing the Plan of Merger.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger
2.2	First Amendment to Agreement and Plan of Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI MODULAR TECHNOLOGY CORP. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: July 14, 2017

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